LIBERTY STAR URANIUM & METALS CORP.

LIST OF SUBSCRIBERS

Alpha Capital Anstalt

Harborview Master Fund L.P.

Platinum Partners Long Term Growth VI

Chestnut Ride Partners LP

Bridgepointe Master Fund, Ltd.

Brio Capital LP

Double U Master Fund LP

Iroquois Master Fund Ltd.

Enable Growth Partners LP

Enable Opportunity Partners LP